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                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                           At September 30, 1997
                                (Unaudited)
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                                  ASSETS
                                  ------
                                                             (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                        $1,673,459
 Notes of subsidiaries                                               48,129
 Other investments                                                    4,234
                                                                 ----------
      Total investments                                           1,725,822
                                                                 ----------
Current assets:
 Cash                                                                   517
 Temporary cash investments - subsidiary company                      6,600
 Accounts receivable from subsidiaries                                   11
 Interest and dividends receivable of subsidiaries                   42,125
 Other current assets                                                    87
                                                                 ----------
      Total current assets                                           49,340
                                                                 ----------
Deferred federal income taxes                                         2,838
                                                                 ----------
                                                                 $1,778,000
                                                                 ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Common share equity:
 Common shares, par value $1 per share:
   Authorized - 150,000,000 shares
   Issued     -  64,969,652 shares                               $   64,969
 Paid-in capital                                                    736,567
 Retained earnings (including $669,538,000 of
   undistributed subsidiary earnings)                               934,357
 Treasury stock - 92,602 shares                                     (3,556)
 Unrealized gain on securities, net                                     281
                                                                 ----------
      Total common share equity                                   1,732,618
                                                                 ----------
Current liabilities:
 Accounts payable                                                     2,268
 Other accrued expenses                                               1,357
 Dividends payable                                                   34,284
                                                                 ----------
      Total current liabilities                                      37,909
                                                                 ----------
Other reserves and deferred credits                                   7,473
                                                                 ----------
                                                                 $1,778,000
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